UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2018

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13- 5658129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1133 Avenue of the Americas, 15th Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, effective June 6, 2018 (the “Separation Date”), Michael D. Dean departed from the Company in his role as President and Chief Executive Officer.  Consistent with the terms of his employment agreement, on June 29, 2018, the Company and Mr. Dean entered into a separation agreement memorializing the terms of his separation from the Company (the “Separation Agreement”).  Effective June 6, 2018, the Company’s Board of Directors (the “Board”) appointed Linda Perneau to the position of Interim President and Chief Executive Officer of the Company.

Consistent with the Company’s obligations under Mr. Dean’s employment agreement, Mr. Dean will receive the following:  (A) an amount equal to two times the sum of (i) his annual base salary, and (ii) his target annual bonus (such amount, the “Cash Severance”), and (B) reimbursement for the employer portion of the monthly cost of maintaining health benefits for himself and his eligible dependents for 18 months following the Separation Date.  The Cash Severance will be paid in equal installments over the 24-month period following the Separation Date.  Mr. Dean will also remain eligible to receive a pro-rated annual bonus for the Company’s 2018 fiscal year, based on the actual achievement of the applicable performance criteria, to be paid if and when annual bonuses are paid to similarly situated executives of the Company in respect of the 2018 fiscal year.

In exchange for the cancellation of an aggregate of 721,731 stock options granted to him in June of 2015, October of 2015 and June of 2016, Mr. Dean will fully vest in (i) his outstanding restricted stock units and (ii) the option to purchase 424,710 shares of common stock granted to him in June of 2017 (with such options remaining exercisable for 12 months following the Separation Date as contemplated by his employment agreement).

The foregoing severance payments and benefits are subject to Mr. Dean’s execution of an effective release of claims against the Company and subject to his continued compliance with the restrictive covenants contained in his employment agreement.  The Company will also reimburse Mr. Dean up to $10,000 for attorneys’ fees incurred in connection with the Separation Agreement.

The foregoing description is qualified by reference to the full text of the Separation Agreement.  A copy of the Separation Agreement is filed as Exhibit 10.1 attached hereto and is incorporated herein by reference in its entirety into this Item 5.02.

Item 8.01 Other Items

In light of shareholder concerns regarding dilution, and in an effort to conserve equity-based resources under the Company’s 2015 Equity Incentive Plan, certain directors expressed an intention to decline any equity-based compensation payable in respect of fiscal year 2018.  Accordingly, prior to the Board approving annual equity grants in respect of fiscal year 2018, the following non-employee directors waived the receipt of restricted stock units having a target grant date value of $75,000:  Nick S. Cyprus, William Grubbs, Bruce G. Goodman, Laurie Siegel and Arnold Ursaner.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.          Description of Exhibit

10.1	Separation Agreement by and between Volt Information Sciences, Inc. and Michael D. Dean, dated as of June 29, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

By:	/s/ Nancy Avedissian
Nancy Avedissian
Senior Vice President, General Counsel and Corporate Secretary

Date:  July 3, 2018

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Separation Agreement by and between Volt Information Sciences, Inc. and Michael D. Dean, dated as of June 29, 2018.